Exhibit 99.8
February 10, 2009
Mr. Dennis Wanlass
Chief Executive Officer
Tronox Incorporated
One Leadership Square, Suite 300
211 North Robinson Avenue
Oklahoma City, OK 73102
Dear Dennis:
This letter confirms and sets forth the terms and conditions of the engagement between Alvarez & Marsal North America, LLC and affiliates (collectively “A&M”) and Tronox Incorporated (the “Company” and its affiliates (Tronox and such Affiliates, the “Group”), for the purpose of A&M providing services as the Chief Restructuring Officer (CRO) to the Company including the scope of the services to be performed and the basis of compensation for those services. Upon execution of this letter by each of the parties below and receipt of the retainer described below, this letter will constitute an agreement between the Company and A&M. This letter shall supersede and replace in its entirety the engagement letter between A&M and the Company, dated July 1, 2008, (the “Engagement Letter”); provided, however the indemnification agreement attached thereto and any other rights that survive the termination of the Engagement Letter shall continue in full force and effect.
1.	Description of Services
a.	Officers. In connection with this engagement, A&M shall make available to the Company:
(i)	Gary Barton to serve in the role of Chief Restructuring Officer (the “CRO”) for the Company.

(ii)	Upon the mutual agreement of A&M and the Board of Directors of the Company (the “Board”), such additional personnel as are necessary to assist in the performance of the duties set forth in clause 1.b below (the “Additional Personnel”). [still addressing the status of the Additional Personnel.]
b.	Duties. The CRO, together with any Additional Personnel shall provide services to the Company that, without limitation, may include:

Mr. Dennis Wanlass
February 10, 2009

(i)	Working with the senior management team, performing financial review and ongoing monitoring efforts of the Company and its near-term results, including but not limited to review and assessment of financial information that has been, and that will be, provided by the Company to its various creditors, including without limitation its short and long-term projected cash flows, pro-forma financial statements and business plan;

(ii)	assisting the CEO and other senior management in the identification of cost reduction and operations improvement opportunities;

(iii)	working with the Company’s senior management to develop restructuring plans or strategic alternatives for maximizing the enterprise value of the Company’s various business lines;

(iv)	working with the Company’s financial advisors, and senior management to assist with any asset sales that may be deemed appropriate as part of the Company’s enterprise value maximization strategy;

(v)	support senior management and the Company’s counsel in the development and preparation of the Company’s Chapter 11 Plan of Reorganization, including, negotiating with the various constituencies involved;

(v)	in conjunction with the Company’s Chief Financial Officer and its General Counsel , shall act as a principal contact with the Company’s DIP and pre-petition lenders and Official Committee of Unsecured Creditors and their professionals with respect to the Company’s financial, operational and Chapter 11 administrative matters

(vi)	assist with the preparation of the Company’s schedules and statement of financial affairs, and other regular reports filed with the bankruptcy court;

(vii)	assist in the claims management process, specifically negotiating and reconciling claims filed in the Company’s bankruptcy proceeding; and

Mr. Dennis Wanlass
February 10, 2009

(viii)	perform such other services consistent as requested or directed by the Board and CEO and agreed to by such officer.
c.	Reporting. The CRO shall report to the Board. Any Additional Personnel shall report to the CRO.

d.	Employment by A&M. The CRO and any Additional Personnel will continue to be employed by A&M and while, rendering services to the Company. It is understood that the Additional Personnel will continue to work with other personnel at A&M in connection with other unrelated matters, which will not unduly interfere with services pursuant to this engagement. However, The CRO will devote his full attention to the engagement with the Company, with the exception of such reasonable time he needs to devote to transition from other matters for A&M.

e.	Projections; Reliance; Limitation of Duties. You understand that the services to be rendered by the CRO and any Additional Personnel may include the preparation of projections and other forward-looking statements, and that numerous factors can affect the actual results of the Company’s operations, which may materially and adversely differ from those projections and other forward-looking statements. In addition, the CRO and any Additional Personnel will be relying on information provided by other members of the Company’s management in the preparation of those projections and other forward-looking statements. Neither the CRO, any Additional Personnel nor A&M make any representation or guarantee that an appropriate restructuring proposal or strategic alternative can be formulated for the Company, that any restructuring proposal or strategic alternative presented to the Board will be more successful than all other possible restructuring proposals or strategic alternatives, that restructuring is the best course of action for the Company or, if formulated, that any proposed restructuring plan or strategic alternative will be accepted by any of the Company’s creditors, shareholders and other constituents. Further, neither the CRO, and any Additional Personnel nor A&M assumes responsibility for the selection of any restructuring proposal or strategic alternative that any such officer assists in formulating and presenting to the Board, and the CRO and any Additional Personnel shall be responsible for implementation only of the proposal or alternative approved by the Board and only to the extent and in the manner authorized and directed by the Board.

Mr. Dennis Wanlass
February 10, 2009

f.	Additional Responsibilities. Upon the mutual agreement of the Company and A&M, and subject to Bankruptcy Court approval if necessary, A&M may provide such additional personnel as the Company may request to assist in performing the services described above and such other services as may be agreed to, on such terms and conditions and for such compensation as the Company and A&M shall agree.

g.	In connection with the services to be provided hereunder, from time to time A&M may utilize the services of employees of its affiliates. Such affiliates are wholly owned by A&M’s parent company and employees.
2.	Compensation
a.	A&M will be paid by the Company for the services of the CRO at a fixed fee of $125,000 per month and any Additional Personnel at the following hourly billing rates. The agreed upon hourly billing rates for any Additional Personnel, based on the position held by such A&M personnel in A&M, are:

i. Managing Director	$625 - 775
ii. Director	$450 - 625
iii. Associate	$300 - 450
iv. Analyst	$225 - 300
Such rates shall be subject to adjustment annually as agreed upon in writing to by the parties hereto.

b.	The Company and A&M agree that A&M may request a “Value-Add” fee upon the confirmation of a Plan of Reorganization (the “Value-Add Fee”). The approval of the amount and the appropriateness of the Value-Add Fee, if any, will be at the sole discretion of the Board of Directors of the Company. A&M further acknowledges that any Value-Add Fee will also require appropriate notice and ultimately Bankruptcy Court approval as part of its post-petition retention process.

c.	In addition, A&M will be reimbursed by the Company for the reasonable out-of-pocket expenses of the CRO and any Additional Personnel, and if applicable, other A&M personnel, incurred in connection with this assignment, such as coach class travel, lodging, third party duplication,

Mr. Dennis Wanlass
February 10, 2009

messenger and telephone charges. All fees and expenses due to A&M will be billed on a monthly basis.

d.	The Company had previously remitted to A&M a retainer in the amount of $200,000. This amount, which is currently estimated at $200,000, shall be carried by A&M (but not in a separate bank account) and credited against any amounts due at the termination of this engagement, and any remaining amounts returned upon the satisfaction of all obligations hereunder.
3.	Term

The engagement will commence as of the date hereof and may be terminated by either party without cause by giving 30 days’ written notice to the other party. A&M normally does not withdraw from an engagement unless the Company misrepresents or fails to disclose material facts, fails to pay fees or expenses, or makes it unethical or unreasonably difficult for A&M to continue to represent the Company, or unless other just cause exists.

In the event of any such termination, any fees and expenses due to A&M shall be remitted promptly (including fees and expenses that accrued prior to but were invoiced subsequent to such termination). The Company may immediately terminate A&M’s services hereunder at any time for Cause by giving written notice to A&M. Upon any such termination, the Company shall be relieved of all of its payment obligations under this Agreement, except for the payment of fees and expenses through the effective date of termination (including fees and expenses that accrued prior to but were invoiced subsequent to such termination) and its obligations under paragraph 8. For purposes of this Agreement, “Cause” shall mean if (i) the CRO or any of the Additional Personnel is convicted of, admits guilt in a written document filed with a court of competent jurisdiction to, or enters a plea of nolo contendere to, an allegation of fraud, embezzlement, misappropriation or any felony; (ii) the CRO or any of the Additional Personnel willfully disobeys a lawful direction of the Board; or (iii) a material breach of any of A&M’s or the CRO’s or any of the Additional Personnel material obligations under this Agreement which is not cured within 30 days of the Company’s written notice thereof to A&M describing in reasonable detail the nature of the alleged breach.

Mr. Dennis Wanlass
February 10, 2009

4.	No Audit, Duty to Update.

It is understood that the CRO, any Additional Personnel and A&M are not being requested to perform an audit, review or compilation, or any other type of financial statement reporting engagement that is subject to the rules of the AICPA, SEC or other state or national professional or regulatory body. They are entitled to rely on the accuracy and validity of the data disclosed to them or supplied to them by employees and representatives of the Company. The CRO, any Additional Personnel and A&M are under no obligation to update data submitted to them or review any other areas unless specifically requested by the Board to do so.

5.	No Third Party Beneficiary.

The Company acknowledges that all advice (written or oral) given by A&M to the Company in connection with this engagement is intended solely for the benefit and use of the Company (limited to its Board and management) in considering the matters to which this engagement relates. The Company agrees that no such advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time in any manner or for any purpose other than accomplishing the tasks referred to herein without A&M’s prior approval (which shall not be unreasonably withheld), except as required by law.

6.	Conflicts.

A&M is not currently aware of any relationship that would create a conflict of interest with the Company or those parties-in-interest of which you have made us aware. Because A&M is a consulting firm that serves clients on an international basis in numerous cases, both in and out of court, it is likely that A&M may have rendered or will render services to or have business associations with other entities or people which had or have or may have relationships with the Company, including lenders of the Company. In the event you accept the terms of this engagement, A&M will not represent, and A&M has not represented, the interests of any such entities or people in connection with this matter. Each subsidiary of the Company acknowledges and agrees that the services being provided hereunder are being provided on behalf of each of them and each of them hereby waives any and all conflicts of interest that may arise on account of the services being provided on behalf of any other Company.

Mr. Dennis Wanlass
February 10, 2009

7.	Confidentiality / Non-Solicitation.

The CRO, and Additional Personnel and A&M shall keep as confidential all non-public information received from the Company in conjunction with this engagement, except (i) as requested by the Company or its legal counsel; (ii) as required by legal proceedings or (iii) as reasonably required in the performance of this engagement. All obligations as to non-disclosure shall cease as to any part of such information to the extent that such information is or becomes public other than as a result of a breach of this provision. Except as specifically provided for in this letter, the Company on behalf of itself and its subsidiaries and affiliates and any person which may acquire all or substantially all of its assets agrees that, until two (2) years subsequent to the termination of this engagement, it will not solicit, recruit, hire or otherwise engage any employee of A&M who worked on this engagement while employed by A&M (“Solicited Person”). Should the Company or any of its subsidiaries or affiliates or any person who acquires all or substantially all of its assets extend an offer of employment to or otherwise engage any Solicited Person and should such offer be accepted, A&M shall be entitled to a fee from the party extending such offer equal to the Solicited Person’s hourly client billing rate at the time of the offer multiplied by 4,000 hours for a Managing Director, 3,000 hours for a Senior Director and 2,000 hours for any other A&M employee. The fee shall be payable at the time of the Solicited Person’s acceptance of employment or engagement.

8.	Indemnification.

a. CRO. The Company shall indemnify the CRO to the same extent as the most favorable indemnification it extends to its officers or directors, whether under the Company’s bylaws, its certificate of incorporation, by contract or otherwise. The CRO shall be covered as an officer under the Company’s existing director and officer liability insurance policy. As a condition of A&M accepting this engagement, a Certificate of Insurance evidencing such coverage shall be furnished to A&M prior to the effective date of this Agreement. The Company shall give thirty (30) days prior written notice to A&M of cancellation, non-renewal, or material change in coverage, scope, or amount of such director and officer liability policy. The provisions of this section 8 are in the nature of contractual obligations and no change in applicable law or the Company’s charter, bylaws or other organizational documents or policies shall affect the CRO’s rights hereunder.

Mr. Dennis Wanlass
February 10, 2009

b. A&M and Additional Personnel. With regard to A&M and any Additional Personnel, the Indemnification Agreement dated July 1, 2008, is attached hereto and incorporated herein and the definition of “Agreement” in such indemnification shall mean both this letter agreement and the engagement letter.

9.	Miscellaneous.

This Agreement shall be: (a) governed and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof; (b) incorporates the entire understanding of the parties with respect to the subject matter thereof; and (c) may not be amended or modified except in writing executed by each of the signatories hereto. The Company and A&M agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of the parties hereto with respect to any matter relating to or arising out of the performance or non-performance of the Company or A&M hereunder. The Company and A&M agree that the Bankruptcy Court having jurisdiction over the Company’s Chapter 11 case (or any case into which it may be converted) shall have exclusive jurisdiction over any and all matters arising under or in connection with their obligations hereunder. Notwithstanding anything herein to the contrary, A&M may reference or list the Company’s name and/or a general description of the services in A&M’s marketing materials, including, without limitation, on A&M’s website.

If the foregoing is acceptable to you, kindly sign the enclosed copy to acknowledge your agreement with its terms and its effective date as of the Chapter 11 filing date of January 12, 2009.

Very truly yours, Alvarez & Marsal North America, LLC
By:	/s/ Jeffery Stegenga
Jeffery Stegenga
Managing Director

Accepted and Agreed: Tronox Incorporated
By:	/s/ Dennis Wanlass
Dennis Wanlass
Chief Executive Officer